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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-00039) pertaining to the Fruit of the Loom, Inc. 1995 Executive Incentive Compensation Plan and the Fruit of the Loom, Inc. 1995 Non-Employee Directors' Stock Plan and in the related Prospectus of our report dated February 14, 1996, with respect to the consolidated financial statements and schedule of Fruit of the Loom, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                Ernst & Young LLP





Nashville, Tennessee
February 14, 1997